SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2003

PACIFIC PREMIER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

0-22193
(Commission File No.)

DELAWARE	33-0743196
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1600 Sunflower Ave, Second Floor, Costa Mesa, CA 92626
(Address of Principal Executive Offices) (Zip Code)

(714) 431-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

On December 3, 2003, Pacific Premier Bancorp, Inc. (the “Company”) filed with the Securities and Exchange Commission presentation slides, which are attached as Exhibit 99.1 to this Form 8-K. The executive officers of the Company intend to utilize these presentation slides, in whole or in part, at presentations made by executive officers of the Company in meetings with analysts and investors throughout the fiscal quarter ending December 31, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)          Not applicable.

(b)         Not applicable.

(c)          The following exhibit is included with this Report:

Exhibit 99.1 Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated: December 1, 2003	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
President/CEO/COO